Exhibit 10.1

THIRTEENTH AMENDMENT TO CREDIT AGREEMENT

          THIS THIRTEENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated to be effective as of the 19th day of October, 2009 (“Effective Date”) by and between BANK OF AMERICA, N.A., a national banking association, in its capacity as administrative agent (the “Administrative Agent”) for the “Lenders” that are parties to the “Credit Agreement” (as defined below; terms defined in the Credit Agreement shall have the same meanings in this Amendment) and in its capacity as Swingline Lender and L/C Issuer; each of the undersigned Lenders; SUNRISE SENIOR LIVING, INC., a Delaware corporation (the “Company”); certain Subsidiaries of the Company party to the Credit Agreement pursuant to Section 2.14 of the Credit Agreement (together with the Company, collectively the “Borrowers” and each a “Borrower”) and each of the undersigned Guarantors. Hereafter, the Borrowers and the Guarantors are collectively referred to as the “Obligors”; and the Administrative Agent, the Lenders, the Swingline Lender and the L/C Issuer are collectively referred to as the “Credit Parties”, and the Obligors and the Credit Parties are collectively referred to as the “Parties”.

RECITALS

          The Obligors are parties with the Credit Parties to a Credit Agreement dated December 2, 2005 as amended by the First Amendment To Credit Agreement dated March 6, 2006, the Second Amendment To Credit Agreement dated January 31, 2007, the Third Amendment To Credit Agreement dated June 27, 2007, the Fourth Amendment To Credit Agreement dated September 17, 2007, the Fifth Amendment To Credit Agreement dated January 31, 2008, the Sixth Amendment To Credit Agreement dated February 19, 2008, the Seventh Amendment To Credit Agreement dated March 13, 2008, the Eighth Amendment To Credit Agreement dated July 23, 2008, the Ninth Amendment To Credit Agreement dated to be effective as of October 1, 2008 (the “Ninth Amendment”), the Tenth Amendment To Credit Agreement dated to be effective as of December 30, 2008, the Eleventh Amendment To Credit Agreement dated to be effective as of March 20, 2009 (the “Eleventh Amendment”), and the Twelfth Amendment To Credit Agreement dated to be effective as of April 28, 2009 (the “Twelfth Amendment”) (collectively, as amended by this Amendment, and as further amended, modified, substituted, extended and renewed from time to time, the “Credit Agreement”).

          The Obligors have requested the Credit Parties to amend and modify certain of the provisions of the Credit Agreement. The undersigned Parties have entered into this Amendment to provide for the requested modifications in accordance with the terms and conditions set forth in this Amendment. The undersigned Lenders collectively hold one hundred percent (100%) of the Aggregate Commitments.

          NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          Section 1.      Acknowledgment And Reaffirmation Of Obligations. The Obligors acknowledge that: (a) each of the Loan Documents is the valid and binding obligation of each of the Obligors that is a party thereto; (b) the Loan Documents are enforceable in accordance with all stated terms; (c) the Obligors have no defenses, claims of offset, or counterclaims against the enforcement of the Loan Documents in accordance with all stated terms; and (d) the Total Outstandings as of the Effective Date are Ninety-One Million Nine Hundred Seventy Five Thousand Five Hundred Sixty Nine Dollars and Sixty Seven Cents ($91,975,569.67). Each Obligor hereby reaffirms and ratifies all of its respective duties and obligations under the Credit Agreement and the other Loan Documents to which it is a party, as amended and modified by the terms of this Amendment.

          Section 2.     No Further Advances of Loan Proceeds And No Further Issuances of Letters of Credit. The Parties agree that notwithstanding any provisions to the contrary in the Credit Agreement or in any other Loan Documents, the Lenders and the L/C Issuer shall have no obligation during the remaining term of the Credit Agreement to advance any proceeds of the Loans to the Borrowers or to issue any new Letters of Credit for the accounts of any of the Obligors or their Subsidiaries. The Loans shall be paid and satisfied in full on or before the Maturity Date. The Credit Parties agree to renew the existing Letters of Credit which are scheduled on Exhibit A attached to this Amendment in accordance with the stated annual renewal provisions thereof, provided that: (a) the expiry dates of such Letters of Credit as renewed will not be extended for more than one year beyond any existing expiry dates; (b) the face amounts of such Letters of Credit are not increased; (c) to the extent that the expiry dates of any of such Letters of Credit as extended are beyond the Letter of Credit Expiration Date, the Borrower shall, on or before the Letter of Credit Expiration Date, Cash Collateralize such Letters of Credit and all L/C Obligations arising therefrom; and (d) there are no continuing Events of Default as of the date of any renewal.

          Section 3.      Permanent Reductions Of Commitments. The maximum permitted amount of Aggregate Commitments and the maximum permitted aggregate Outstanding Amount and the maximum permitted amount of Total Outstandings shall be permanently reduced from time to time by all amounts paid to the Agent for the accounts of the Lenders from: (a) the cash proceeds of the Approved Dispositions; (b) the cash proceeds of any “Federal Refunds,” as such term is defined in the Eleventh Amendment; (c) the cash components of the “Mandatory Events” (as defined below); and (d) any other cash principal repayments received from time to time by the Agent for the accounts of the Lenders. The respective Commitments of the Lenders shall be permanently reduced on each date of the receipt of any such cash proceeds on a pro rata basis to reflect proportionately among the Lenders the application of such cash payments to the Loans. The Lenders shall have no obligation to reinstate their Commitments after any such reductions or to readvance to the Borrower as proceeds of the Loans any sums which have been repaid upon the Loans.

          Section 4.      Amendment And Modification Of Credit Agreement. The Credit Agreement is hereby amended and modified as of the Effective Date as follows:

                    Section 4.1.      Addition of Definition of “Additional Pledges.” The following definition is added to the Credit Agreement:

                    “Additional Pledges” has the meaning specified in Section 2.7 of this Agreement.

                    Section 4.2.      Addition Of Definition Of “BLC Transaction.” The following definition is added to the Credit Agreement:

          “BLC Transaction” means the purchase and sale transaction between BLC Acquisitions, Inc. and certain Subsidiaries and Affiliates of the Company provided for in a Purchase And Sale Agreement dated as of October 7, 2009, as amended.

                    Section 4.3.      Amendment Of Definition Of “Cash Balance.” The existing definition of “Cash Balance” is amended and restated as follows:

          “Cash Balance” means the aggregate amount of unrestricted cash of the Company and of Sunrise Senior Living Management, Inc. on deposit with the Administrative Agent. For the avoidance of doubt, cash deposits contained in any escrow, pledged, hypothecated, assigned or restricted accounts shall not be included in the calculation of the Cash Balance.

                    Section 4.4.      Addition Of Definition Of “Mandatory Events.” The following definition is added to the Credit Agreement:

          “Mandatory Events” has the meaning specified in Section 2.7 of this Agreement.

                    Section 4.5.       Amendment Of Definition Of “Maturity Date.” The existing definition of “Maturity Date” is amended and restated in its entirety as the following definition:

             “Maturity Date” means December 2, 2010.

                    Section 4.6.       Modification Of Definition Of “Subsidiary.” The existing definition of “Subsidiary” is amended and restated in its entirety as the following definition:

          “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time either directly or indirectly owned by such Person or otherwise beneficially owned by such Person through one or more intermediaries, or such Person has the direct power, or indirect power through one or more intermediaries, to vote such shares or interests.”

                    Section 4.7.       Addition Of Definition Of “Sweet 16 Communities.” The following definition is added to the Credit Agreement:

          “Sweet 16 Communities” means collectively the assisted living communities located at the following locations: Colorado Springs, West Hartford, Augusta, Fall Creek, Fort Wayne, Willow Lake, Ann Arbor, South Charlotte, Albuquerque, Englewood, Kenwood, Oakwood, Wooster, Monroeville, Virginia Beach Estates and Fairfax

                    Section 4.8.       Addition of Subsections 2.7(c) (Mandatory Events) and 2.7(d) (Payments). Section 2.7 (Repayment Of Loans) of the Credit Agreement is amended by adding the following subsections (c) and (d):

                    (c)       Mandatory Events. The following events (collectively, “Mandatory Events”) shall occur on or before the following dates:

                    (i)       Immediately upon the closing of the BLC Transaction, the Administrative Agent shall receive for the ratable benefit of the Lenders at the time of the closing of the BLC Transaction the following: (A) a Twenty Five Million

Dollar ($25,000,000) cash principal repayment of the Loans which shall result in a permanent reduction of the Commitments in such amount, and (B) any one of the following (x) the receipt by the Administrative Agent for cancellation of original Letters Of Credit issued by the L/C Issuer in an aggregate face amount of not less than Three Million Six Hundred Fifty Nine Thousand One Hundred Seventy Eight Dollars and Thirty-Two Cents ($3,659,178.32) without any drafts having been presented against such Letters Of Credit, (y) the Borrowers shall have made arrangements satisfactory to the L/C Issuer for the subsequent return and cancellation of such Letters Of Credit, or, (z) the Borrowers shall have paid to the Administrative Agent for the ratable benefit of the Lenders the sum of Three Million Six Hundred Fifty Nine Thousand One Hundred Seventy Eight Dollars and Thirty-Two Cents ($3,659,178.32) as a principal repayment of the Loans which shall result in a permanent reduction of the Commitments in such amount; or

                    (ii)      In the event that the BLC Transaction has not closed by June 30, 2010, the Administrative Agent shall receive for the ratable accounts of the Lenders on July 1, 2010 either: (A) an additional cash repayment of principal and permanent reduction in Commitments in an amount of not less than Twenty Five Million Dollars ($25,000,000) and either the return to the Administrative Agent of Letter(s) Of Credit issued by the L/C Issuer in an aggregate face amount of at least Three Million Six Hundred Fifty Nine Thousand One Hundred Seventy Eight Dollars and Thirty Two Cents ($3,659,178.32) (without any drafts having been presented thereon) or in lieu of such return, an additional cash payment of principal in the amount of Three Million Six Hundred Fifty Nine Thousand One Hundred Seventy Eight Dollars and Thirty Two Cents ($3,659,178.32), in either case, each being an additional permanent reduction in Commitments; or (B) an additional Five Million Dollar ($5,000,000) cash repayment of principal and permanent reduction in Commitments plus a One Million Dollar ($1,000,000) extension fee, plus the following (collectively, the “Additional Pledges”): (x) subordinate perfected mortgage liens against the properties of the Sweet 16 Communities junior in lien priority only to existing mortgages, or (y) if any required consents from the existing mortgagees holding mortgage liens against the Sweet 16 Communities cannot be obtained to the granting of such subordinate mortgage liens, a perfected first priority pledge of and security interest in one hundred percent (100%) of the equity interests of the entities owning the Sweet 16 Communities together with all necessary consents thereto.

           (d)      Payments. The Borrowers shall pay to the Administrative Agent for the ratable benefit of the Lenders on the first business day of each of June, 2010, August, 2010, and October, 2010, principal payments in the amount of One Million Five Hundred Thousand

Dollars ($1,500,000) each, provided that the Cash Balance measured as of the last day of the immediately preceding month is not less than Thirty Million Dollars ($30,000,000), which principal payments shall result in a permanent reduction in the Commitments.

          Section 4.9.     Additional Reporting Requirements. Section 7.2(i) (Certificates; Other Information) of the Credit Agreement is amended and restated as follows:

     (i)      on or before December 31, 2009, cash flow projections, an analysis of projected liquidity and a projected profit and loss forecast for the Company and its Subsidiaries through the Maturity Date (together with sufficient detail to support and explain the assumptions upon which such projections and analysis are based).

          Section 4.10.     Amendment Of Cash Balance Covenant. Section 7.14(a) (Cash Balance) of the Credit Agreement is amended and restated in its entirety as follows:

     (a)      Cash Balance. The Company and Sunrise Senior Living Management, Inc. shall maintain, tested as of the last day of each month, a Cash Balance of not less than Ten Million Dollars ($10,000,000.00). A violation of this requirement for any month may be cured within fifteen (15) days of the last day of such month and shall not constitute an Event of Default unless not cured by such day. The Company and its Subsidiaries shall maintain substantially all of their unrestricted domestic cash in accounts with the Administrative Agent.

          Section 4.11.     Deletion Of Section 7.15. Section 7.15 (Excess Cash Payment) of the Credit Agreement is deleted in its entirety and is replaced by “INTENTIONALLY OMITTED”.

          Section 4.12.     Addition of Section 7.16. The following Section 7.16 (Additional Pledges) is added to the Credit Agreement:

     Section 7.16.     Additional Pledges. If the BLC Transaction has not closed on or before December 31, 2009, the Borrowers shall commence on January 4, 2010 and thereafter diligently exercise their good faith best efforts to solicit and obtain all approvals necessary for the Credit Parties to be provided with the Additional Pledges when and as required by Section 2.7(c)(ii). The Borrowers shall provide the Administrative Agent with evidence of their efforts to obtain and deliver the Additional Pledges at such times and with such frequency as requested by the Administrative Agent. The Borrowers agree to reimburse the Lenders for the costs of appraisals ordered after December 31, 2009 of the real property, improvements and assets of the Sweet 16 Communities if the BLC Transaction has not closed on or before December 31, 2009.

          Section 4.13.     Amendment Of Section 8.1 (Liens) Section 8.1 (Liens) of the Credit Agreement is amended by adding the following (j) to Section 8.1:

     (j)      the existing Liens securing Wells Fargo Bank, National Association (“Wells Fargo”) against the Monterey, Pasadena and

Pleasanton properties which Wells Fargo presently finances may each cross collateralize all obligations presently owed to Wells Fargo with respect to such three (3) properties by the owners of such properties.

          Section 4.14.      Amendment Of Section 8.5 (Dispositions). Section 8.5 (Dispositions) of the Credit Agreement is amended by adding the following subsection (i):

     (i)      Dispositions of the communities and other assets listed on Schedule 8.5(i). Fifty percent (50%) of any proceeds of each of such Dispositions shall be paid to the Administrative Agent for the ratable accounts of the Lenders as payments of principal upon the Loans and as permanent reductions of the Commitments, after the payment of necessary transactional expenses for such Disposition, the funding of applicable related reserves related to the asset being disposed, the application of sales proceeds to satisfy the claims of secured creditors and any unpaid operating deficiency guarantees or payment obligations owing to such creditors.

          Section 4.15.      Amendment to Section 9.1(e) (Events of Default). The last sentence of Section 9.1(e) of the Credit Agreement is amended and restated in its entirety as follows:

“Notwithstanding the foregoing, to the extent that any events of default occur under any of the facilities scheduled on Schedule 9.1(e) or under a credit facility primarily secured by property or improvements not located in North America, any such event of default will not trigger the cross-default provisions of this Section 9.1(e) unless the applicable creditor commences exercising any of its default rights or remedies (including, but not limited to, the acceleration of the subject Indebtedness), at which time the provisions of Section 9.1(e) shall control and apply and the Administrative Agent and Lenders shall have all rights and remedies provided by the terms of this Agreement and the Loan Documents as a result thereof.”

          Section 4.16.      Addition of Section 9.1(m) (Events of Default). Section 9.1 of the Credit Agreement is amended by adding the following subsection (m):

     (m)      there occurs any violation of Section 2.7(c).

          Section 4.17.      Amendment to Section 11.1 (Amendments). Section 11.1 of the Credit Agreement is amended by adding the following subsection (i):

     (i)      waive any payments required by Sections 2.7(c) or 2.7(d) or waive the requirement in Section 2.7(c)(ii) to provide the Additional Pledges without the prior written consent of each Lender.

     Section 5.      Immediate $6,000,000 Principal Repayment And Permanent Reduction In Commitments. On or before the date of execution of this Amendment by all of the Parties, the Administrative Agent shall receive for the ratable benefit of the Lenders in immediately available funds a cash principal repayment of the Loans and a permanent reduction in Commitments in the amount of Six Million Dollars ($6,000,000).

     Section 6.      Amendment Fee. The Company agrees to pay an amendment fee (“Amendment Fee”) in the aggregate amount of Five Hundred Thousand Dollars ($500,000.00) to the Administrative Agent for the ratable accounts of the Lenders. The Amendment Fee shall be payable in two (2) even installments of Two Hundred Fifty Thousand Dollars ($250,000.00) each, with the first of such installments to be paid on the Effective Date, and the second of such installments to be paid on or before that date which is the earlier of January 4, 2010 or the date of the closing of the BLC Transaction.

     Section 7.      Obligors’ Representations And Warranties. As an inducement to the Credit Parties to enter into this Amendment and to agree to the requested waiver and to the modifications provided for herein, each of the Obligors makes the following representations and warranties to the Credit Parties and acknowledges the justifiable reliance of the Credit Parties thereon:

          Section 7.1.      Authority And Good Standing. Each Obligor: (a) has the power to enter into this Amendment and any related documents and to perform all of its obligations hereunder and thereunder; (b) has duly authorized the entry into and performance of this Amendment and all related documents; and (c) is in good standing in the state of its organization and is qualified to do business and is in good standing in all other states in which it transacts business.

          Section 7.2.      No Violations. The execution, delivery, and performance of this Amendment by the Obligors will not immediately, or with the passage of time, the giving of notice, or both: (a) violate any laws or result in a default under any contract, agreement, or instrument to which any Obligor is a party or by which any Obligor or any properties of any Obligor are bound; or (b) result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the Obligors.

          Section 7.3.      Accuracy Of Information. All information and data submitted by or on behalf of the Obligors in connection with this Amendment and the transactions contemplated herein, is true, accurate and complete in all material respects as of the date made and contains no knowingly false, incomplete or misleading statements.

          Section 7.4.      Pending Proceedings. There are no actions, suits or proceedings pending against any of the Obligors, the adverse determination of which would be likely to have a Material Adverse Effect other than the proceedings itemized on Schedule 7.4 attached hereto.

          Section 7.5.      Judgments. No judgments have been entered against any of the Obligors which when aggregated with all judgments against all Obligors exceed the Threshold Amount.

     Section 8.      No Other Modifications Of Loan Documents. The Obligors acknowledge that except as specifically stated in this Amendment, the Loan Documents shall not be deemed to have been amended, modified or changed in any respect, and shall continue to be enforceable against the Parties in accordance with all stated terms.

     Section 9.      Further Assurances. Each Obligor agrees to execute and deliver to the Administrative Agent such other and further documents as may, from time to time, be reasonably requested by the Administrative Agent in order to execute or enforce the terms and conditions of this Amendment or any of the Loan Documents.

     Section 10.      No Novation; No Refinance. It is the intent of each of the parties that nothing contained in this Amendment shall be deemed to effect or accomplish or otherwise constitute a novation of any of the agreements between the parties or of any of the obligations owed by any of the Obligors to the Credit Parties or to be a refinance of any of the Obligations. Except as expressly provided for in this Amendment, nothing contained herein shall be deemed to extinguish, terminate or impair any of the duties or obligations owed by any of the Obligors to the Credit Parties. Each of the Obligors reaffirms and ratifies all Liens previously granted by it to the Credit Parties in accordance with the Loan Documents.

     Section 11.      Waiver. No failure or delay by the Credit Parties in the exercise or enforcement of any of their rights under any Loan Document shall be a waiver of such right or remedy nor shall a single or partial exercise or enforcement thereof preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right or remedy. The Credit Parties may at any time or from time to time waive all or any rights under this Amendment or any of the Loan Documents, but any such waiver must be specific and in writing and no such waiver, shall constitute, unless specifically so expressed by the Administrative Agent on behalf of the Credit Parties in writing, a future waiver of performance or exact performance by the Obligors. No notice to or demand upon any Obligor in any instance shall entitle any Obligor to any other or further notice or demand in the same, similar or other circumstance.

     Section 12.      Obligations Unconditional. The obligations of the Obligors set forth in this Amendment and as required by the terms of the Loan Documents are absolute and unconditional, and are independent of any defense or rights of set-off, recoupment or counterclaim which any of the Obligors might have or ever had against any of the Credit Parties. Each of the Obligors agrees that all payments required hereunder and/or by the Loan Documents shall be made free of any deductions and without abatement, diminution or set-off.

     Section 13.      Reimbursement Of Expenses Of Administrative Agent. The Obligors agree to reimburse to the Administrative Agent promptly upon receipt of an invoice therefor, all reasonable expenses incurred by the Administrative Agent in connection with the negotiation and preparation of this Amendment and all other expenses incurred by the Administrative Agent as of that date in connection with the consummation of the transactions and matters described herein and as otherwise incurred by the Administrative Agent in the administration of the Loans, including without limitation all reasonable attorneys’ fees and reasonable consultant’s fees incurred by the Administrative Agent. Thereafter, the Obligors shall promptly reimburse the Administrative Agent upon the request of the Administrative Agent for all reasonable expenses incurred by the Administrative Agent in connection with the administration of the Loans and the Loan Documents.

     Section 14.      Enforceability. This Amendment shall inure to the benefit of and be enforceable against each of the parties and their respective successors and assigns.

      Section 15.      Time. Time is of the essence of this Amendment.

     Section 16.      Choice Of Law; Consent To Jurisdiction; Agreement As To Venue. This Amendment shall be construed, performed and enforced and its validity and enforceability determined in accordance with the Laws of the Commonwealth of Virginia (excluding, however, conflict of laws principles). Each of the Parties consents to the non-exclusive jurisdiction of the courts of the Commonwealth of Virginia sitting in Fairfax County and of the United States District Court for the Eastern District of Virginia, if a basis for federal jurisdiction exists. Each of the Parties waives any right to object to the maintenance of a suit in either of such courts on the basis of improper venue or inconvenience of forum.

     Section 17.      RELEASE. IN ORDER TO INDUCE THE CREDIT PARTIES TO ENTER INTO THIS AMENDMENT, EACH OF THE OBLIGORS FOREVER RELEASES AND DISCHARGES EACH OF THE CREDIT PARTIES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, SUITS AND DAMAGES (INCLUDING CLAIMS FOR ATTORNEYS’ FEES AND COSTS) WHICH ANY OF THE OBLIGORS, JOINTLY OR SEVERALLY, EVER HAD OR MAY NOW HAVE AGAINST ANY OF THE RELEASED PARTIES FOR ANY CLAIMS ARISING OUT OF OR RELATED IN ANY WAY TO THE OBLIGATIONS, THE LOAN DOCUMENTS, THIS AMENDMENT OR THE ADMINISTRATION THEREOF, WHETHER KNOWN OR UNKNOWN, INCLUDING BUT NOT LIMITED TO ANY AND ALL CLAIMS BASED UPON OR RELYING ON ANY ALLEGATIONS OR ASSERTIONS OF DURESS, ILLEGALITY, UNCONSCIONABILITY, BAD FAITH, BREACH OF CONTRACT, REGULATORY VIOLATIONS, NEGLIGENCE, MISCONDUCT, OR ANY OTHER TORT, CONTRACT OR REGULATORY CLAIM OF ANY KIND OR NATURE. THIS RELEASE IS INTENDED TO BE FINAL AND IRREVOCABLE AND IS NOT SUBJECT TO THE SATISFACTION OF ANY CONDITIONS OF ANY KIND.

     Section 18.      Waiver Of Jury Trial. Each of the Parties agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by it or by any of its successors or assigns, on or with respect to this Amendment, the Obligations (or the administration thereof), or any of the other Loan Documents, or which in any way, directly or indirectly relates thereto, shall be tried by a court and not by a jury. EACH OF THE PARTIES TO THIS AMENDMENT EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

     Section 19.      Counterparts And Delivery. This Amendment may be executed and delivered in counterparts, and shall be fully enforceable against each signatory that executes this Amendment, even if all indicated signatories do not actually execute this Amendment. This Amendment, and the signatures to this Amendment, may be delivered by electronic transmission.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

Signature Page To Thirteenth Amendment To Credit Agreement
Dated To Be Effective As Of The 19th Day Of October, 2009

     IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed and delivered by their duly authorized representatives to be effective as of the Effective Date.

BORROWER:

SUNRISE SENIOR LIVING, INC., for itself and for the Designated Borrowers

By:	/s/ Julie A. Pangelinan
	Name:	Julie A. Pangelinan
	Title:	Chief Financial Officer

GUARANTORS:

SUNRISE SENIOR LIVING MANAGEMENT, INC.

By:	/s/ Julie A. Pangelinan
	Name:	Julie A. Pangelinan
	Title:	Vice President & Treasurer

SUNRISE SENIOR LIVING INVESTMENTS, INC.

By:	/s/ Julie A. Pangelinan
	Name:	Julie A. Pangelinan
	Title:	Vice President & Treasurer

SUNRISE DEVELOPMENT, INC.

By:	/s/ Julie A. Pangelinan
	Name:	Julie A. Pangelinan
	Title:	Vice President & Treasurer

SUNRISE SENIOR LIVING SERVICES, INC.

By:	/s/ Julie A. Pangelinan
	Name:	Julie A. Pangelinan
	Title:	Vice President & Treasurer

Signature Page To Thirteenth Amendment To Credit Agreement
Dated To Be Effective As Of The 19th Day Of October, 2009

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., As Administrative Agent

By:	/s/ George S. Carey
	Name:	George S. Carey
	Title:	Assistant Vice President

LENDER:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender in its own right and as successor by merger to LaSalle Bank National Association

By:	/s/ Donald R. Nicholson
	Name:	Donald R. Nicholson
	Title:	Senior Vice President

Signature Page To Thirteenth Amendment To Credit Agreement
Dated To Be Effective As Of The 19th Day Of October, 2009

LENDER:

PNC BANK NATIONAL ASSOCIATION, as a Lender, in its own right and as successor by merger to Farmers & Merchants Bank

By:	/s/ Wendy M. Andrus_________________________________
Name: Wendy M. Andrus_________________________________
Title: Vice President_________________________________

Signature Page To Thirteenth Amendment To Credit Agreement
Dated To Be Effective As Of The 19th Day Of October, 2009

LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender,

By: /s/ Keith S. Law_______________________________
Name: Keith S. Law____________________________
Title: Senior Vice President______________________

Signature Page To Thirteenth Amendment To Credit Agreement
Dated To Be Effective As Of The 19th Day Of October, 2009

LENDER:

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender in its own right and as successor by merger to First Horizon Bank, formerly a division of First Tennessee Bank, N.A.,

By: /s Thomas H. Comiskey__________________________________
Name: Thomas H. Comiskey________________________________
Title: Vice President_____________________________________

Signature Page To Thirteenth Amendment To Credit Agreement
Dated To Be Effective As Of The 19th Day Of October, 2009

LENDER:

CHEVY CHASE BANK, A DIVISION OF CAPITAL ONE, N.A.

By: /s/ Jerry Sanders____________________________
Name: Jerry Sanders_____________________________
Title: Senior Vice President________________________

Signature Page To Thirteenth Amendment To Credit Agreement
Dated To Be Effective As Of The 19th Day Of October, 2009

LENDER:

HSBC BANK USA, N.A., as a Lender,

By: /s/ John P. Northington__________________________
Name: John P. Northington_________________________
Title: Vice President______________________________